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                                COACHMAN  INCORPORATED

                               PRO  FORMA  BALANCE SHEET
                                   DECEMBER 31, 1994



                                                                                                      Pro Forma
                                                        Coachman    Olympic               Pro Forma Consolidated
                                                      Incorporated   Mills              Adjustments  Balances
                   ASSETS                               12-31-94   12-31-94   Increase  (Decrease)   12-31-94
                   ---------------                      ----------  --------- --------  -----------  -----------
Current Assets:
      Cash                                                 32,777        800                            33,577
      Securities and negotiable assets                    168,750                                      168,750
      Accounts receivable                                  91,296  5,164,925                         5,256,221
      Inventory                                           228,855  8,358,664                         8,587,519
      Prepaid assets                                        1,884    290,575                           292,459
                                                      -----------------------                      ------------
         Total Current Assets                             523,562 13,814,964                        14,338,526

Property and Equipment:
      Machinery and equipment                             309,105  2,178,399                         2,487,504
                                                      -----------------------                      ------------
         Total Property and Equipment                     309,105  2,178,399                         2,487,504

Other Assets:
      Goodwill                                                     5,876,291                         5,876,291
      Other intangible assets                                      1,812,873                         1,812,873
      Notes receivable - Long-term                                 5,250,433                         5,250,433
      Other long-term investments                         745,428     22,971                           768,399
                                                      -----------------------                      ------------
         Total Other Assets                               745,428 12,962,568                        13,707,996
                                                      -----------------------                      ------------

         Total Assets                                   1,578,095 28,955,931                        30,534,026
                                                      =======================                      ============



         Liabilities and Stockholders' Equity
         ---------------------------

Current Liabilities:
      Notes payable - Current                             293,339  2,605,388  4,139,336              7,038,063
      Accounts payable - Trade                            715,898  1,651,743            (1,612,644)    754,997
      Current portion of long-term debt                   289,785                                      289,785
      Due to subsidiary                                                                                      0
      Other accrued liabilities                           357,807  1,895,619    946,850 (1,826,692)  1,373,584
      Income tax payable                                             103,697                           103,697
                                                      -----------------------                      ------------
         Total Current Liabilities                      1,656,829  6,256,447                         9,560,126

Long - Term Debt:
      Notes payable - Non-current                         339,196             7,000,000              7,339,196
      Due to preferred and common shareholders                     3,570,400            (3,570,400)
      Deferred income taxes                                          167,466                           167,466
      Class A redeemable preferred stock                           9,640,500            (9,640,500)
                                                      -----------------------                      ------------
         Total Long - Term Debt                           339,196 13,378,366                         7,506,662
                                                      -----------------------                      ------------
Deferred Credits:
      Excess of net assets acquired over cost                                 5,032,018              5,032,018
                                                      -----------------------                      ------------
Stockholders' Equity:
      Common stock                                         74,210      1,000    260,000     (1,000)    334,210
      Preferred stock                                          48                                           48
      Additional paid-in capital                        7,819,458  1,426,554  9,540,000 (1,426,554) 17,359,458
      Retained earnings (Deficit)                      (8,311,646) 7,893,564            (8,840,414) (9,258,496)
                                                      -----------------------                      ------------
         Total Stockholders' Equity                      (417,930) 9,321,118                         8,435,220
                                                      -----------------------                      ------------

         Total Liabilities and Stockholders' Equity     1,578,095 28,955,931                        30,534,026
                                                      =======================                      ============



                                            COACHMAN  INCORPORATED

                                    PRO  FORMA  STATEMENT OF OPERATIONS
                                       YEAR  ENDED  DECEMBER 31, 1994



                                                                                                    Pro Forma
                                                        Coachman    Olympic            Pro Forma   Consolidated
                                                      Incorporated   Mills            Adjustments    Balances
                                                      YE 12/31/94 YE 12/31/94 Increase  (Decrease)   12-31-94
                                                         ---------    -------     ------  ---------    --------

Revenue                                                 1,963,234 28,930,919                        30,894,153

Cost of Sales                                           1,010,704 23,019,292                        24,029,996
                                                      -----------------------                      ------------

         Gross Profit                                     952,530  5,911,627                         6,864,157


Operating Expenses:
      Selling, general and administrative               1,861,411  4,131,059                         5,992,470
      Depreciation and amortization                       121,536    405,832                           527,368
      Special charges                                   1,483,870                                    1,483,870
                                                      -----------------------                      ------------
                                                        3,466,817  4,536,891                         8,003,708
                                                      -----------------------                      ------------

         Net Income (Loss) from Operations             (2,514,287) 1,374,736                        (1,139,551)


Other Income and (Expense):
      Interest expense                                   (148,176)  (682,000)  (946,850)            (1,777,026)
      Reversal of loss contingency reserve                         1,125,948                         1,125,948
      Interest income                                      52,861    315,653                           368,514
      Other                                                86,910                                       86,910
                                                      -----------------------                      ------------
         Other Income (Expense) , Net                      (8,405)   759,601                          (195,654)
                                                      -----------------------                      ------------

         Income (Loss) before Taxes                    (2,522,692) 2,134,337                        (1,335,205)


Income Taxes                                               --        169,995                           169,995
                                                      -----------------------                      ------------

         Net Income (Loss)                             (2,522,692) 1,964,342   (946,850)            (1,505,200)
                                                      =======================                      ============
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